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                                                                     EXHIBIT 5.1
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                                 July 31, 2000


Lexar Media, Inc.
47421 Bayside Parkway
Fremont, California 94538

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-30556) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about February 16, 2000, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,475,000 shares of your Common Stock (the "Stock).

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed, or incorporated therein, as a part thereof;

     (2)  the Prospectus prepared in connection with the Registration Statement;

     (3) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in your minute books that are in our possession;

     (4) the stock records that you have provided to us (consisting of a list of shareholders and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated as of June 30, 2000 verifying the number of such issued and outstanding securities); and

     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery
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of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters;

however, we are not aware of any facts that would cause us to believe that the
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opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the States of California and Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the up to 7,475,000 shares of Stock to be issued and sold by you, when issued and sold in accordance with the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.


                              Very truly yours,


                              /s/ FENWICK & WEST LLP

                              FENWICK & WEST LLP